Exhibit 99.1

JOINT FILER INFORMATION

This report is filed jointly by American Multi-Cinema, Inc., AMC Entertainment Inc., Marquee Holdings Inc. and AMC Entertainment Holdings, Inc.  American Multi-Cinema, Inc. has the right to designate a representative to serve on National CineMedia, Inc.’s board of directors.  Gerardo I. Lopez is American Multi-Cinema, Inc.’s designee to National CineMedia’s board of directors.

The principal business address of each of the Reporting Persons is 920 Main Street, Kansas City, Missouri  64105.

Name of Designated Filer:  American Multi-Cinema, Inc.

Date of Event Requiring Statement:  March 23, 2011

Issuer Name and Ticker or Trading Symbol: National CineMedia, Inc. (NCMI)

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Senior Vice President, General Counsel

AMC ENTERTAINMENT INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Senior Vice President, General Counsel

MARQUEE HOLDINGS INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Senior Vice President, General Counsel

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Senior Vice President, General Counsel